                                                                    EXHIBIT 10.1

                                 CREDIT AGREEMENT



     THIS AGREEMENT is entered into as of March 1, 1997, by and between SEATTLE FILMWORKS, INC., a Washington corporation, OPTICOLOR, INC., a Washington corporation, and SEATTLE FILMWORKS MANUFACTURING COMPANY, INC., a Washington corporation (collectively, "Borrowers," and each individually, a "Borrower"; Seattle Filmworks, Inc. shall sometimes be referred to herein as "Parent Company"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                 RECITALS
                                 --------

     A.   Borrowers have requested from Bank the credit

accommodation described below, and Bank has agreed to provide said credit accommodation to Borrowers on the terms and conditions contained herein.


     B.   Borrowers and Bank are parties to that Certain Loan

Agreement, dated April 10, 1996, as amended (the "Original Credit Agreement"), and Borrowers and Bank wish to supersede such agreement with this Agreement and extend and amend the credit facilities provided thereunder, as set forth herein.


     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrowers hereby agree as follows:


                                 ARTICLE I
                                 ---------
                                 THE CREDIT
                                 ----------

      SECTION 1.1.   LINE OF CREDIT.

     (a) Line of Credit.  Subject to the terms and conditions of this Agreement,
         --------------
Bank hereby agrees to make advances to Borrowers, or any of them, from time to time up to and including March 31, 1998, not to exceed at any time the aggregate principal amount of Six Million Dollars ($6,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance Borrower's working capital requirements, to repurchase Parent Company's outstanding common stock, and to finance Acquisitions (as such term is defined below), which are permitted under
Section 5.4 hereof. Borrowers' obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference. As of the date hereof, the Line of Credit Note shall supersede in its entirety the Convertible Line Note (as such term is defined in the Original Credit Agreement), and the outstanding balance of such Convertible Line Note as of the date hereof shall become the initial balance of the Line of Credit Note.

     (b) Letter of Credit Subfeature.  As a subfeature under the Line of Credit,
         ---------------------------
Bank agrees from time to time during the term thereof to issue commercial letters of credit for the account of Borrowers for general working capital purposes (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Six Million Dollars ($6,000,000.00). Each Letter of Credit shall be issued for a term not to exceed One Hundred Eighty (180) days, as designated by the Borrower requesting such Letter of Credit; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrowers in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid by Bank, then Borrowers shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrowers, at the rate of interest applicable to advances under the Line of Credit. In such event Borrowers agree that Bank, in its sole discretion, may debit any demand deposit account maintained by any Borrower with Bank for the amount of any such draft.

     (c) Borrowing and Repayment.  Borrowers may from time to time during the
         -----------------------
term of the Line of Credit borrow, partially or wholly repay their outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

     (d)  Conversion of Line of Credit.  Subject to the terms and conditions
          ----------------------------
hereof, the principle balance of the Line of Credit outstanding on March 31, 1998, which is not in excess of $3,000,000.00, shall automatically be converted to a term loan (the "Converted Term Loan"). Any amount of principal balance in excess of $3,000,000.00 shall be due and payable on such date in accordance with the terms of the Line of Credit Note. The

                                     --2--
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obligation of Borrowers to repay the Converted Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Converted Term Loan Note"), all terms of which are incorporated herein by this reference. Principal and interest on the Converted Term Loan shall be repaid in accordance with the provisions of the Converted Term Loan Note. Borrowers may prepay principal on the Converted Term Loan solely in accordance with the provisions of the Converted Term Loan Note.

     (e)  Certain Definitions.
          --------------------

          (i) The term "Acquisition" means the purchase by any Borrower of all or substantially all of the assets, business, stock, partnership interests, or membership interests, as the case may be, of any Person(as such term is defined below), or the purchase or acquisition by any Borrower of any Person through a merger or consolidation in which the surviving entity is any Borrower; provided, however, that (i) the purpose of each such transaction shall be to acquire or consolidate with a business which is in substantially the same line of business as Borrowers, taken as a whole, (ii) the Acquisition shall not constitute, result in, create any condition that constitutes or with the passage of time is likely to constitute an Event of Default; and (iii) the Acquisition shall be conducted in accordance with all applicable laws and regulations.

          (ii) The term "Target" means the Person whose stock, assets or business shall be acquired by, merged into or with, or consolidated with any Borrower in an Acquisition.

          (iii) The term "Permitted Acquisition" means an Acquisition in any given fiscal year which meets the following conditions: The aggregate consideration paid or to be paid in the Acquisition for the assets or business to be acquired from the Target, or the stock, partnership interests or membership interests of the Target (whether paid or to be paid in the form of cash, stock, contingent or non-contingent liabilities assumed, or other consideration) (collectively, "Aggregate Consideration") shall not, when combined with (i) all such consideration paid or to be paid with respect to all other Permitted Acquisitions that have been consummated in such fiscal year as of the date of the proposed Acquisition, and (ii) the aggregate of all other fixed asset and capital asset investments by Borrowers during such fiscal year as of the date of the proposed Acquisition, does not exceed the greater of (A) $6,000,000.00, less outstanding bank debt, or (B) Borrowers' consolidated cash and marketable securities, less outstanding bank debt, as reported by Parent Company in its most recent report filed with the SEC on Form 10-Q or 10-K.

          (iv) The term "Person" means any natural person,

                                     --3--
corporation, limited partnership, general partnership, joint venture, association, company, trust, business or other organization, whether or not legal entities.

     SECTION 1.2.  INTEREST/FEES.

     (a)  Interest.   The outstanding principal balance of the Line of Credit
          ---------
shall bear interest at the rate of interest set forth in the Line of Credit Note, and the outstanding principal balance of the Converted Term Loan shall bear interest at the rate of interest set forth in the Converted Term Loan Note. The amount of each draft paid by Bank under any Letter of Credit shall bear interest from the date such draft is paid by Bank to the date such amount is fully repaid by Borrower.

     (b) Computation and Payment.  Interest shall be computed on the basis of a
         -----------------------
365-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note and the Converted Term Loan Note, as applicable.

     (c) Commitment Fee.  Borrower shall pay to Bank a non-refundable commitment
         --------------
fee for the Line of Credit equal to $7,200.00, which fee shall be due and payable in full upon the execution of this agreement.

     (d) Letter of Credit Fees.  Borrower shall pay to Bank fees upon the
         ---------------------
issuance of each Letter of Credit, upon the payment or negotiation by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

     (e) Conversion Fee.  Borrower shall pay to Bank a non-refundable conversion
         --------------
fee upon conversion of any portion of the Line of Credit to the Converted Term Loan equal to one-eight of one percent (1/8%) of the outstanding balance of the Convertible Line converted to the Converted Term Loan on the date of conversion.

     SECTION 1.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due under the Line of Credit and the Converted Term Loan by charging Borrower's demand deposit account number ___________ with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

                                     --4--

                                 ARTICLE II
                                 ----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Each Borrower makes the following representations and warranties to Bank, with respect to itself and each other Borrower, and jointly and severally with each other Borrower, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrowers to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS; OWNERSHIP OF STOCK. Each Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Washington, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower. Parent Company owns all of the outstanding capital stock of each of the other Borrowers.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Line of Credit Note, the Converted Term Loan Note, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrowers or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrowers of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of any Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which any Borrower is a party or by which any Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of any Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of any Borrower other than those disclosed by Parent Company to Bank in writing prior to the date hereof.

     SECTION 2.5.  CORRECTNESS OF FINANCIAL STATEMENT.  The

                                     --5--
consolidated financial statement of Borrowers dated September 28, 1996, a true copy of which has been delivered by Borrowers to Bank prior to the date hereof,
(a) is complete and correct and presents fairly the financial condition of Borrowers on a consolidated and consolidating basis, (b) discloses all liabilities of Borrowers that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrowers, or any of them, nor has any Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. No borrower has any knowledge of any pending assessments or adjustments of any Borrower's income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which any Borrower is a party or by which any Borrower may be bound that requires the subordination in right of payment of any obligations of Borrowers subject to this Agreement to any other obligation of any Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Each Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Each Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); No Borrower has violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by any Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by any Borrower; each Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. No Borrower is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract,

                                     --6--
instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Parent Company to Bank in writing prior to the date hereof, each Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any operations and/or properties of any Borrower, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of any Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. No Borrower has any material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                  ARTICLE III
                                  -----------
                                  CONDITIONS
                                  ----------

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank Counsel.  All legal matters incidental to the
         ------------------------
extension of credit by Bank shall be satisfactory to Bank's counsel.

     (b) Documentation.  Bank shall have received, in form and substance
         -------------
satisfactory to Bank, each of the following, duly executed:

     (i)  This Agreement and the Line of Credit Note.
    (ii)  Corporate Borrowing Resolutions from each Borrower.
   (iii)  Certificate of Incumbency from each Borrower.
    (iv)  Continuing Commercial Letters of Credit Agreement.
     (v) Such other documents as Bank may require under any other Section of this Agreement.

     (c) Financial Condition.  There shall have been no material adverse change,
         -------------------
as determined by Bank, in the financial condition or business of any Borrower or of Borrowers taken as a whole, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of any Borrower.

                                     --7--

     (d) Insurance.  Borrowers shall have delivered to Bank evidence of
         ---------
insurance coverage on all property of each Borrower, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

     SECTION 3.2.  CONDITIONS OF EACH EXTENSION OF CREDIT.  The obligation of
Bank to make each extension of credit requested by   any Borrower hereunder
shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) Compliance.  The representations and warranties contained herein and in
         ----------
each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) Documentation.  Bank shall have received all additional documents which
         -------------
may be required in connection with such extension of credit.

                                  ARTICLE IV
                                  ----------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each Borrower covenants that so long as Bank remains committed to extend credit to any Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of any Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrowers subject hereto, each Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of such Borrower.

     SECTION 4.3.  FINANCIAL STATEMENTS.  Provide to Bank all of

                                     --8--
the following, in form and detail satisfactory to Bank:

     (a) not later than 90 days after and as of the end of each fiscal year, a consolidated and consolidating financial statement of Borrowers, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flow, and Parent Company's Annual Report on Securities and Exchange Commission ("SEC") Form 10-K for such fiscal year;

     (b) not later than 45 days after and as of the end of each fiscal quarter, Parent Company's Quarterly Report on SEC Form 10-Q for such fiscal quarter;

     (c) not later than 45 days after and as of the end of each calendar quarter, a report specifying the number of shares of Parent Company's common stock repurchased during such quarter, and, if the aggregate amount spent on such repurchases exceeds $500,000.00, the amount spent in such quarter; provided, however, that no such report shall be required for any quarter in which no advances were made under the Line of Credit, unless proceeds of any Line of Credit advance were used in that quarter to repurchase shares of Parent Company's common stock, regardless of when the advance was made.

     (d) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which such Borrower is organized and/or which govern such Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to such Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of such Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to such Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7.  TAXES AND OTHER LIABILITIES.  Pay and

                                     --9--
discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as such Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which such Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event such Borrower is obligated to make such payment.

     SECTION 4.8. FINANCIAL CONDITION. Maintain Borrowers' financial condition, determined on a consolidated basis, as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

     (a) Net income after taxes not less than $1.00 on a year-to-date basis, determined as of each fiscal quarter end.

     (b) Net Worth measured quarterly at the end of each fiscal quarter, not less than $20,000,000.00, with "Net Worth" defined as total stockholders' equity.

     (c) Total Liabilities divided by Net Worth not at any time greater than 1.5 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities, and with "Net Worth" as defined above.

     (d) Debt Service Coverage Ratio not less than 1.5 to 1.0 as of each fiscal year end, with Debt Service Coverage Ratio defined as the sum of net profit before tax, depreciation expense, interest expense (net of capitalized interest expense), and dividends, divided by the sum of the current maturity of long-term debt, total interest expense and dividends.

     SECTION 4.9. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of any Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which any Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting any Borrower's property.

     SECTION 4.10. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $1,000,000.00.

                                     --10--

                                   ARTICLE V
                                   ---------
                              NEGATIVE COVENANTS
                              ------------------

     Each Borrower further covenants that so long as Bank remains committed to extend credit to any Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of any Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrowers subject hereto, such Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

     SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed or capital assets in any fiscal year, which, when combined with (a) all other investments in fixed or capital assets made by Borrowers in such fiscal year as of the date of such proposed additional investment, and (b) the Aggregate Consideration (as such term is defined in Section 5.4 hereof) paid by Borrowers in Permitted Acquisitions (as such term is defined in Section 5.4) in such fiscal year as of such date, exceeds the greater of (i) $6,000,000.00, less outstanding bank debt, or (ii) Borrowers' consolidated cash and marketable securities, less outstanding bank debt, in either case as reported by Parent Company in its most recent report filed with the SEC on Form 10-Q or 10-K. Notwithstanding the foregoing, no additional investment in fixed or capital assets shall be made if Parent Company is then delinquent in filing its annual or quarterly report on Form 10-Q or Form 10-K with the SEC.

     SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, or assume any Other Indebtedness (as such term is defined below) in excess of $500,000.00 in any fiscal year; provided, however, that any Borrower or Borrowers may enter into a capital lease in any fiscal year if the total lease payments required for the life of such lease, when combined with (A) the aggregate of all other lease payments required for the life of all other capital leases entered into by Borrower or any Borrower during such fiscal year as of the date of such proposed capital lease, and (B) the aggregate of all fixed asset and capital asset investments by Borrowers during such fiscal year as of the date of such proposed capital lease, do not exceed the greater of the limits set forth in clauses (i) and (ii) of Section 5.2 hereof. The term "Other Indebtedness" shall mean any indebtedness or liabilities of any Borrower resulting from a borrowing, loan or advance, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except any liability of Borrowers

                                     --11--
to Bank.

     SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS, ACQUISITION OF ASSETS OR STOCK. Merge into or consolidate with any other entity, other than a Permitted Acquisition; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets or capital stock of any other entity, other than a Permitted Acquisition; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business. Notwithstanding the foregoing, Borrower is not prohibited hereunder from consummating any Acquisition which can be accounted for as a "pooling of interests," as defined under generally accepted accounting principles as in effect on the date of any such transaction. No Permitted Acquisition may be consummated if Parent Company is then delinquent in filing its annual or quarterly report on Form 10-Q or 10-K with the SEC. Borrower shall promptly notify Bank of any Permitted Acquisition in which the Aggregate Consideration exceeds $1,000,000.00.

     SECTION 5.7. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of any Borrower as security for, any liabilities or obligations of any other Person, except (a) any of the foregoing in favor of Bank, and (b) any guaranty of indebtedness of any wholly-owned subsidiary of any Borrower or any Fifty Percent Affiliate (as such term is defined below), provided that, in the aggregate, such guaranties (including any guaranties existing as of the date hereof) do not exceed $5,000,000.00 at any time. The term "Fifty Percent Affiliate" means any corporation or other business entity in which any Borrower owns fifty percent (50%) or more of the capital stock or other equity interest.

     SECTION 5.8. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments (other than Permitted Acquisitions) in any Person, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and (b) loans, advances and investments (other than Permitted Acquisitions) to or in any wholly-owned subsidiary of any Borrower or any Fifty Percent Affiliate (as such term is defined in Section 5.7 hereof), provided that, in the aggregate, such loans, advances and investments (including any such loans, advances and investments in existence as of the date hereof) do not exceed the greater of the limits set forth in clauses (i) and (ii) of Section
5.2 hereof, when combined with the Aggregate Consideration paid by Borrowers in Permitted Acquisitions as of any date.

                                     --12--

     SECTION 5.9. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on any stock of any Borrower now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of stock of any Borrower now or hereafter outstanding; provided, however, that Parent Company may repurchase outstanding shares of its common stock so long as Parent Company does not pay more than $5,000,000.00, in the aggregate, for such repurchased stock in any fiscal year.

     SECTION 5.10.  TRANSFER OR ISSUANCE OF SUBSIDIARY STOCK.
Transfer or issue any shares of capital stock of any Borrower other than Parent Company.

                                  ARTICLE VI
                                  ----------
                               EVENTS OF DEFAULT
                               -----------------

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Any Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by any Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which any Borrower has incurred any debt or other liability to any Person including Bank; provided, however, that such a default or event of default shall not constitute an Event of Default hereunder if it is with respect to any contract or instrument for debt in favor of any Person other than Bank, and either (1) the effect of such default or event of default is to accelerate or permit the acceleration of the maturity of indebtedness of less than $500,000.00, or (ii) the default or event of default is in excess of $500,000.00, but not in excess of $2,000,000.00, it is being contested by Borrowers in good faith by appropriate proceedings, and adequate reserves have been provided for such default or event of default if so required by

                                     --13--
generally accepted accounting principles, consistently applied.

     (e) The filing of a notice of judgment lien against any Borrower; or the recording of any abstract of judgment against any Borrower in any county in which any Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of any Borrower; or the entry of a judgment against any Borrower.

     (f) Any Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; any Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any Borrower, or any Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or any Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against any Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) The dissolution or liquidation of any Borrower; or any Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of any Borrower.

     (h) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Parent Company other than in the course of normal trading activity in the public market.

     (i) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank's prior written consent, of all or any part of or interest in any real property collateral required hereby.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrowers under each of the Loan Documents, any term thereof to the contrary notwithstanding,

                                     --14--
shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit or convert the Line of Credit to the Converted Term Loan under any of the Loan Documents shall immediately cease and terminate; and
(c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWERS: SEATTLE FILMWORKS, INC., OPTICOLOR, INC.,
                AND SEATTLE FILMWORKS MANUFACTURING
                COMPANY
                1260 16th Avenue W
                Seattle, WA 98119

     BANK:      WELLS FARGO BANK, NATIONAL ASSOCIATION
                Puget Sound RCBO AU# 3835
                999 Third Avenue, 11th Floor
                Seattle, WA 98104

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the

                                     --15--
earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other Person) relating to any Borrower or any other Person.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to any Borrower, any Borrower or its business, or any collateral required hereunder.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrowers and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior agreements, negotiations, communications, discussions and correspondence concerning the subject matter hereof, including, without limitation, the Original Loan Agreement. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person shall be a third party beneficiary

                                     --16--
of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

     SECTION 7.11.  ARBITRATION.

     (a) Arbitration.  Upon the demand of any party, any Dispute shall be
         -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b)  Governing Rules.  Arbitration proceedings shall be administered by the
          ---------------
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in

                                     --17--
any of the Loan Documents. The arbitration shall be conducted at a location in Washington selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protection afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

     (c)   No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No
           ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d) Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
         --------------------------------------------
active members of the Washington State Bar or retired judges of the state or federal judiciary of Washington, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Washington, (ii) may grant any remedy or relief that a court of the state of Washington could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Washington Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

                                     --18--

     (e)  Judicial Review.  Notwithstanding anything herein to the contrary, in
          ---------------
any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Washington, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Washington. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Washington.

     (f) Miscellaneous.  To the maximum extent practicable, the AAA, the
         -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     SECTION 7.12.  JOINT AND SEVERAL LIABILITY

     (a) Each Borrower has determined and represents to Bank that it is in its best interests and in pursuance of its legitimate business purposes to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of the other Borrower, the availability of the commitments provided for herein benefits all Borrowers, and advances and other credit extensions made hereunder will be for and inure to the benefit of all Borrowers, individually and as a group.

                                     --19--

     (b) Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts, after giving effect to any rights of contribution or subrogation which may be available to such Borrower, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.

     (c) Each Borrower agrees that it is jointly and severally liable to Bank for, and each Borrower agrees to pay to Bank when due the full amount of, all indebtedness now existing or hereafter arising to Bank under or in connection with the Line of Credit and all modifications, extensions and renewals thereof, including without limitation all advances disbursed to any Borrower under the Line of Credit, all interest which accrues thereon, all fees, costs and expenses chargeable to Borrowers or any of them in connection therewith, all Letters of Credit issued for the account of any Borrower, all reimbursement obligations thereunder, all interest which accrues on the unreimbursed amount of any drafts paid by Bank thereunder, and all fees, costs and expenses chargeable to Borrowers or any of them in connection therewith. The obligations of Borrowers to Bank for the Line of Credit and the Converted Term Loan hereunder shall be in addition to any obligations of Borrowers or any Borrower to Bank under any other agreement hereafter given to Bank unless said other agreement is expressly modified or revoked in writing, and this Agreement shall not, unless expressly herein provided, affect or invalidate any such other agreement.

     (d) The liability of each Borrower for the Line of Credit and the Converted Term Loan shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of the Line of Credit or the Converted Term Loan is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

     (e) Each Borrower authorizes Bank, without notice to or demand on such Borrower, and without affecting such Borrower's liability for the Line of Credit
and the Converted Term Loan,   from time to time to:  (a) alter, compromise,
extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the liabilities and obligations of the other Borrower to Bank on account of the Line of Credit or the Converted Term Loan; (b) take and hold security from the other Borrower for the payment of the Line of Credit or the Converted Term Loan, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a

                                     --20--
non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any guarantors of the Line of Credit or the Converted Term Loan, or any other party obligated thereon; and (e) apply payments received by Bank from any other Borrower to indebtedness of such other Borrower to Bank other than the Line of Credit or the Converted Term Loan.

     (f) Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from the other Borrowers on a continuing basis financial and other information pertaining to the other Borrowers' financial condition, and each Borrower agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about the other Borrowers which is acquired by Bank in any manner.

     (g) Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security held from any other Borrower or any other Person; (iii) pursue any other remedy in Bank's power; (iv) apply payments received by Bank from any other Borrower to the Line of Credit or the Converted Term Loan; or (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with the Line of Credit or the Converted Term Loan.

     (h) Each Borrower waives any defense to its liability for the Line of Credit or the Converted Term Loan based upon or arising by reason of: (i) any disability or other defense of any other Borrower or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the liability of any other Borrower for the Line of Credit or the Converted Term Loan; (iii) any lack of authority of any officer, director, partner, agent or other Person acting or purporting to act on behalf of any other Borrower or any defect in the formation of any other Borrower; (iv) the application by any other Borrower of the proceeds of the Line of Credit for purposes other than the purposes intended or understood by Bank or any Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any other Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any other Borrower; (vi) any impairment of the value of any interest in any security for the Line of Credit or the Converted Term Loan, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution,

                                     --21--
and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the obligations or liabilities of any other Borrower for the Line of Credit, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of any other Borrower for the Line of Credit or the Converted Term Loan, including increase or decrease of the rate of interest thereon. Until the Line of Credit, the Converted Term Loan and all other indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, no Borrower shall have any right of subrogation. Each Borrower waives all rights and defenses it may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for the Line of Credit or the Converted Term Loan, destroys its rights of subrogation or its rights to proceed against any other Borrower for reimbursement, or (B) any loss of rights it may suffer by reason of any rights, powers or remedies of any other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower's indebtedness for the Line of Credit, whether by operation of Sections 726 or 580d of the Code of Civil Procedure as from time to time amended, or otherwise. Until the Line of Credit, the Converted Term Loan and all other indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Borrower or any other Person who may in the future become a guarantor, co-obligor, surety, third-party pledgor or provider of other security for any portion of indebtedness hereunder, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.

     (i) If any of the waivers herein is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

     (j) It is the position of the Borrowers that each Borrower benefits from the Line of Credit that has been made available by Bank under this Agreement and from each extension of credit thereunder, regardless of whether such credit is disbursed to a joint account of Borrowers or to or for the account of any Borrower.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                     --22--

                                    WELLS FARGO BANK,
SEATTLE FILMWORKS, INC.               NATIONAL ASSOCIATION

By: /s/ Case H. Kuehn                 By: /s/ Donald Ralston
                                         Donald Ralston
Title: Vice President                    Vice President


OPTICOLOR, INC.


By: /s/ Mickey Lass

Title: President


SEATTLE FILMWORKS MANUFACTURING COMPANY, INC.

By: /s/ Gary R. Christophersen

Title: President

                                     --23--

                                                                    EXHIBIT 10.1

                         REVOLVING LINE OF CREDIT NOTE


$6,000,000.00                                                Seattle, Washington
                                                                   March 1, 1997

     FOR VALUE RECEIVED, the undersigned SEATTLE FILMWORKS, INC., OPTICOLOR, INC., and SEATTLE FILMWORKS MANUFACTURING COMPANY (collectively, "Borrowers," individually a "Borrower"), promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Puget Sound RCBO, 999 Third Avenue, 11th Floor, Seattle, Washington, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million Dollars ($6,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Washington are authorized or required by law to close.

     (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2) or three (3) months, as designated by any Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand Dollars ($500,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

     LIBOR =              Base LIBOR
                -------------------------------
                100% - LIBOR Reserve Percentage

     (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Each Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

    (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a) Interest.  The outstanding principal balance of this Note shall bear
         --------
interest (computed on the basis of a 365-day year, actual days elapsed) either
(i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be three quarters of a percent (.75%) above LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) Selection of Interest Rate Options.  At any time any portion of this
         ----------------------------------
Note bears interest determined in relation to LIBOR, it may be continued by any Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by any Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, any Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by any Borrower. At such time as any Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, the applicable Borrower shall give Bank notice specifying: (i) the interest rate option selected by the Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (A) Bank receives written confirmation from not later than three (3) Business Days after such telephone notice is given, and (B) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to the applicable Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If the applicable Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by the applicable Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if the applicable Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, the applicable Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     (c)  Additional LIBOR Provisions.
          ----------------------------

     (i) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to the applicable Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by any Borrower, and (B) any portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

    (ii) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(A) to make LIBOR options available hereunder, or (B) to maintain interest rates based on

LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be canceled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrowers shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrowers hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrowers.

   (iii) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (A) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

     (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

     (C)  impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrowers shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrowers hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrowers.

     (d) Payment of Interest.  Interest accrued on this Note on
         -------------------
any portion of the outstanding principal balance of this Note that bears interest determined in relation to the Prime Rate shall be payable on the last day of each month, commencing March 31, 1997, and at the earliest of (i) repayment of the applicable borrowing, or (ii) the conversion of the borrowing to a LIBOR borrowing hereunder. Interest accrued on this Note on any portion of the outstanding principal balance of this Note that bears interest determined in relation to LIBOR shall be payable on the last day of the relevant Fixed Rate Term. Notwithstanding anything contained herein to the contrary, all accrued and unpaid interest under this Note shall be fully due and payable on the maturity date of this Note.

     (e) Default Interest.  From and after the maturity date of this Note, or
         ----------------
such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

     (a) Borrowing and Repayment.  Borrowers may from time to time during the
         -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on March 31, 1998.

     (b) Advances.  Advances hereunder, to the total amount of the principal sum
         --------
stated above, may be made by the holder at the oral or written request of (i) Gary R. Christophersen or Case H. Kuehn or Loran Cashmore Bond, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (c) Application of Payments.  Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

     (a) Prime Rate.  Borrowers may prepay principal on any portion of this Note
         ----------
which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b) LIBOR.  Borrowers may prepay principal on any portion of this Note
         -----
which bears interest determined in relation to LIBOR at any time and in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrowers, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrowers shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

     (i)  Determine the amount of interest which would have accrued each month
          ---------
          on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

    (ii)  Subtract from the amount determined in (i) above the amount of
          --------
          interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

   (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrowers fail to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum four percent (4%) above the Prime Rate in effect from time to time (computed on the basis of a 365-day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrowers and Bank dated as of March 1, 1997, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) Remedies.  Upon the occurrence of any Event of Default, the holder of
         --------
this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) Obligations Joint and Several.  Should more than one
         -----------------------------
person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several, as further provided in the Credit Agreement.

     (c) Governing Law.  This Note shall be governed by and construed in
         -------------
accordance with the laws of the State of Washington.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

SEATTLE FILMWORKS, INC.


By: /s/ Case H. Kuehn

Title: Vice President Finance


OPTICOLOR, INC.

By: /s/ Mickey Lass

Title: President


SEATTLE FILMWORKS MANUFACTURING COMPANY

By: Gary R. Christophersen

Title: President

                                                                    EXHIBIT 10.1

                                   EXHIBIT B

                              CONVERTED TERM NOTE



$                                                            Seattle, Washington
 --                                                               March 31, 1998

     FOR VALUE RECEIVED, the undersigned, SEATTLE FILMWORKS, INC., OPTICOLOR, INC., and SEATTLE FILMWORKS MANUFACTURING COMPANY (collectively, "Borrowers," individually a "Borrower"), promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Puget Sound RCBO, 999 Third Avenue, 11th Floor, Seattle, Washington, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________________________________________________________________ Dollars
($_______________), with interest thereon as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:



     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Washington are authorized or required by law to close.

     (b) "LIBOR Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2), or three (3) months, as designated by any Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no LIBOR Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand Dollars ($500,000.00); and provided further, that no LIBOR Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any LIBOR Fixed Rate Term would end on a day which is not a Business Day, then such LIBOR Fixed Rate Term shall be extended to the next succeeding Business Day.

     (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

     LIBOR =                    Base LIBOR
                     -------------------------------
                     100% - LIBOR Reserve Percentage

     (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a LIBOR Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such LIBOR Fixed Rate Term and in an amount approximately equal to the principal amount to which such LIBOR Fixed Rate Term applies. Each Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

    (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Fixed Rate Term.

     (d) "Money Market Fixed Rate Term" means a period commencing on a Business Day and continuing for not less than one (1) day nor more than ninety (90) days, as designated by any Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to the Money Market Funds Rate; provided however, that no Money Market Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand Dollars ($500,000.00); and provided further, that no Money Market Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Money Market Fixed Rate Term would end on a day which is not a Business Day, then such Money Market Fixed Rate Term shall be extended to the next succeeding Business Day.

     (e) "Money Market Funds Rate" means the rate per annum which Bank estimates and quotes to its borrowers as the rate, adjusted for reserve requirements, federal deposit insurance and any other amount which Bank deems appropriate, at which funds in the amount of a loan and for a period of time comparable to the term of such loan are available for purchase in the money market on the date such loan is made, with the understanding that the Money Market Funds Rate is Bank's estimate only and that Bank is under no obligation to actually purchase and/or match funds for any transaction. This rate is not fixed by or related in any way to any rate that Bank quotes or pays for deposits accepted through its branch system.

     (f) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a)  Interest.  The outstanding principal balance of this Note shall bear
          --------
interest (computed on the basis of a 365-day year, actual days elapsed) either
(i) at a fluctuating rate equal to the Prime Rate in effect from time to time,
(ii) at a fixed rate per annum determined by Bank to be three quarters of a percent (.75%) above LIBOR in effect on the first day of the applicable LIBOR Fixed Rate Term, or (iii) at a fixed rate per annum determined by Bank to be one-half of a percent (.50%) above the Money Market Funds Rate in effect on the first day of the applicable Money Market Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR and Money Market Funds Rate selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Fixed Rate Term or Money Market Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b)  Selection of Interest Rate Options.  At any time any portion of this
          ----------------------------------
Note bears interest determined in relation to LIBOR, it may be continued by the applicable Borrower at the end the LIBOR Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate, to LIBOR for a new LIBOR Fixed Rate Term designated by the applicable Borrower, or to the Money Market Funds Rate for a new Money Market Fixed Rate Term designated by the applicable Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, the applicable Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a LIBOR Fixed Rate Term designated by the applicable Borrower or to the Money Market Funds Rate for a Money Market Fixed Rate Term designated by the applicable Borrower. At the time the balance of the Line of Credit Note (as such term is defined in the Credit Agreement (as defined below)) is converted into this Note or any Borrower wishes to select a LIBOR or Money Market Fund Rate option for all or a portion of the outstanding principal balance hereof, and at the end of each LIBOR Fixed Rate Term and each Money Market Fixed Rate Term, the applicable Borrower shall give Bank notice specifying: (i) the interest rate option selected by the Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable LIBOR Fixed Rate Term, and for each Money Market Funds Rate selection, the length of the applicable Money Market Fixed Rate Term. Any such notice may be given by telephone so long as, (A) with respect to each LIBOR selection, (1) Bank receives written confirmation from the Borrower not later than three (3) Business Days after such telephone notice is given, and (2) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Fixed Rate Term, and (B) with respect to each Money Market Funds Rate selection, Bank receives written confirmation from the Borrower not later than three (3) Business Days after such telephone notice is given. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to the applicable Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Fixed Rate Term. If the Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by the Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if the Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time the balance of the Line of Credit Note is converted into this Note or at the end of any LIBOR Fixed Rate Term or Money Market Fixed Rate Term, Borrowers shall be deemed to have made a Prime Rate interest selection for this Note or the principal amount to which such LIBOR Fixed Rate Term or Money Market Fixed Rate Term applied.

     (c)  Additional LIBOR Provisions.
          ----------------------------

     (i) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to the applicable Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by any Borrower, and (B) any portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the LIBOR Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

     (ii) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(A) to make LIBOR options available hereunder, or (B) to maintain interest rates based on LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be canceled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the LIBOR Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such LIBOR Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrowers shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrowers hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrowers.

     (iii) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (A) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

     (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

     (C)    impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrowers shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrowers hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrowers.

     (d)    Payment of Interest. Interest accrued on this Note on any portion of
            -------------------
the outstanding principal balance of this Note that bears interest determined in relation to the Prime Rate shall be payable (i) on the last day of each month, commencing

April 30, 1998, (ii) on the date of each repayment hereunder, and (iii) on the date of each conversion of any portion of this Note to a LIBOR or Money Market Funds Rate borrowing hereunder. Interest accrued on this Note on any portion of the outstanding principal balance of this Note that bears interest determined in relation to LIBOR or the Money Market Funds Rate shall be payable on the last day of the relevant LIBOR Fixed Rate Term or Money Market Fixed Rate Term, as applicable. Notwithstanding anything contained herein to the contrary, all accrued and unpaid interest under this Note shall be fully due and payable on the maturity date of this Note.

     (e)  Default Interest.  From and after the maturity date of this Note, or
          ----------------
such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

     (a)  Repayment.  Borrowers shall make principal reductions on this Note in
          ---------
an amount equal to at least one-fifth (1/5) of the initial principal balance of this Note in each calendar year from the date of this Note until the maturity date of this note, including partial calendar years, with a final installment consisting of all remaining unpaid principal due and payable in full on March 31, 2003. Beginning on June 30, 1998, Borrowers shall make a quarterly principal payment equal to the following percentages of the annual required principal payment (which will be based on a full amortization over the term of this Note of the initial principal balance of this Note):

                                      % of Required

                      Payment Due    Annual Reduction
                      -----------    ----------------
                        March 31             0%
                        June 30             25%
                        September 30        50%
                        December 31         25%

     (b)  Application of Payments.  Each payment made on this Note shall be
          -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest LIBOR Fixed Rate Term first, and third, to the outstanding principal balance of this Note which bears interest determined in relation to the Money Market Funds Rate, with such payments applied to the oldest Money Market Fixed Rate Term first.

     (c)  Prepayment.
          -----------

     Prime Rate.  Borrowers may prepay principal on any portion of this Note
     ----------
which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     LIBOR.  Borrowers may prepay principal on any portion of this Note which
     -----
bears interest determined in relation to LIBOR or the Money Market Funds Rate at any time and in the minimum amount of Five Hundred Thousand Dollars ($500,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrowers, or if any such portion of this Note shall become due and payable at any time prior to the last day of the LIBOR Fixed Rate Term or Money Market Fixed Rate Term applicable thereto by acceleration or otherwise, Borrowers shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such LIBOR Fixed Rate Term or Money Market Fixed Rate Term matures, calculated as follows for each such month:

     (i)   Determine the amount of interest which would have accrued each month
           ---------
           on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the LIBOR Fixed Rate Term or Money Market Fixed Rate Term applicable thereto.

     (ii)  Subtract from the amount determined in (i) above the amount of
           --------
           interest which would have accrued for the same month on the amount prepaid for the remaining term of such LIBOR Fixed Rate Term at LIBOR, or such Money Market Fixed Rate Term at the Money Market Funds Rate, as applicable, in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

     (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR or the Money Market Funds Rate used in (ii) above, as applicable.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If any Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum four percent (4%) above the Prime Rate in effect from time to time (computed on the basis of a 365-day year, actual days elapsed).

     All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrowers and Bank dated as of March 1, 1997, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a)  Remedies.  Upon the occurrence of any Event of Default, the holder of
          --------
this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b)  Obligations Joint and Several.  Should more than one person or entity
          -----------------------------
sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several, as further provided in the Credit Agreement.

     (c)  Governing Law.  This Note shall be governed by and construed in
         --------------
accordance with the laws of the State of Washington.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

SEATTLE FILMWORKS, INC.

By: /s/ Case H. Kuehn

Title: Vice President Finance

OPTICOLOR, INC.

By: /s/ Mickey Lass

Title: President

SEATTLE FILMWORKS MANUFACTURING COMPANY

By: /s/ Gary R. Christophersen

Title: President